Exhibit 10.5

Yi You Xian   Contract [2007]303-85

Cooperation Agreement between China Mobile Communications Corporation and WAP Service Provider

Party A: China Mobile Communications Corporation

Party B: Shanghai Mopie Information Technology Co., Ltd

Both parties, under the principles of equality and mutual benefit and win-win and through friendly negotiation, have decided to establish cooperation tie. This Agreement is entered into with the objective to detail the rights and obligations of both parties during the operation and it has the same binding force to both parties.

I. Cooperation Principles

Both parties, in the field of mobile data WAP (WAP access mode), shall cooperate with each other faithfully under the principles of sharing benefit, mutual benefit and win-win. Either party shall faithfully abide by this Agreement and actively work with the other party.

II. Cooperation Items

Party A, as a network operator, shall provide network platform and communications services, and shall provide Party B with WAP access regulations and interface technical regulations for Monternet WAP; Party B, as a service provider, shall develop and provide application service content pursuant to the regulations furnished by Party A. After tested and approved by Party A, the application service provided by Party B will be linked into the Monternet WAP master station of Party A, with the URL of http:// wap.monternet.com.

III. Obligations of Both Parties

i) Obligations of Party A

1.	Party A shall promote and publicize the Monternet WAP master station, via all media under its control so as to attract the access of subscribers to the website.

2.	Party A shall provide Party B with the interface technical regulations and technical support for WAP access so as to ensure that Party B can easily access to the Monternet WAP master station.

3.	Party A shall, upon the request of Party B, provide necessary trainings for Party B.

4.
Taking the WAP system firewall of Party A and the interface of Party B as boundary, Party A is liable for the maintenance of all equipments on its side so as to ensure that these equipments can provide normal services.

5.	Party A shall open at the Monternet WAP master station the application service that Party B provides to Party A and Party B has tested eligible.

6.
Party A shall be liable for the daily maintenance of the Monternet WAP master station, and shall deal with any technical failure as incurred due to its reasons so as to ensure the normal operation of these application services.

7.	Party A shall provide Party B with network port services free of charge and support Party B to link application service into the Monternet WAP master station.

8.
Party A shall be liable for the preparation of every index for the operation of WAP (WAP access mode), and shall tell such indices to Party B completely and without error and give Party B reasonable time to realize these indices.

9.	Party A shall be liable for subscriber registration, login, authentication and authorization and the feedback of related data to Party B.

10.	Party A shall be liable for the statistics of the traffic of the Monternet WAP master station and shall provide Party B with the statistic result upon the request of Party B.

11.
For the services provided by Party B on the Monternet WAP master station, Party A shall charge as per the charge data provided by Party B, and charge its subscribers using the services of Party B as per its charging result for message service fees and conduct the settlement with Party B according to the related articles as provided in VI of this Agreement.

12.
Party A shall provide the consultancy and complaint services for customers, accept subscribers’ complaints and deal with immediately any failure caused due to network, gateway, operation platform etc within the responsibility of Party A; for any failure as incurred due to Party B’s reason, Party A shall inform Party B of the related situation and urge Party B to solve the failure as soon as possible.

ii) Obligations of Party B

1.
Party B shall make use of the media under its control (including without limitation WEB site, WAP site, print media and TV etc) to support China Mobile to introduce the Monternet WAP master station (wap.monternet.com) and the application service on the master station so as to attract subscribers to log in the website and use the services. Party B shall obtain the approval of Party A in writing for its use of Party A’s corporate name or business name to publicize the Monternet WAP. Without the approval in writing from Party A, Party B can not use “China Mobile” and “Monternet” to publicize non-Monternet WAP on media.

2.
Party B shall, as per the cooperation items of both parties herein, provide WAP application server, application software, information source and application data special line etc needed and undertake that these equipments can work normally as Party A requires.

3.
Party B shall actively cooperate with Party A’s interface test work and ensure the access into the Monternet WAP master station conforming to the WAP (WAP access mode) regulations and interface technical regulations provided by Party A.

4.
Taking the WAP system firewall of Party A and the interface of Party B as boundary, Party B shall be liable for the maintenance of all equipments on its side so as to ensure that these equipments can provide normal services.

5.	Party B must achieve the following network performance indices, whose test shall be conducted by Party A and test result shall be recorded correspondingly:

1)	Link success rate when busy not less than 98%;

2)	Network latency (the round trip latency from the WTBS PING SP server) not more than 100ms; and

3)	SP response latency (the latency from the WTBS’ sending service request to the WTBS’ receiving service and responding) not more than 500ms.

6.
Party B shall solve any application service failure as incurred due to its reason as soon as possible and take proper measures to avoid the reoccurrence of such failure. Party B shall compensate for Party A or Party A’s customers for any economic loss as incurred due to its reason.

7.
Party B shall solve any issue in relation to the negotiation and business agreement with direct providers of application service content. Party B shall undertake that any information and service provided do not violate the national laws, regulations and policies related nor infringe the benefit of consumers and any third party’s intellectual property right. For the information content service necessary to be updated, Party B shall be liable for the review and approval of the content and upload as well and shall be any legal responsibility as incurred hereof. Party B shall bear any responsibility for any lawsuit as incurred hereof.

8.
Party B must undertake that subscribers can use without any obstruction all services it provides on the Monternet WAP master station of Party A. Unless otherwise approved by Party A, Party B shall not ask the subscribers logging into the Monternet WAP master station of Party A for registration and authentication nor require subscribers to register in any website rather than the Monternet WAP master station of Party A.

9.	Party B shall undertake that the service content it provides is legal, infringes no any third party’s legal rights and can be updated in time.

10.	Party B, without the written approval of Party A, cannot unilaterally provide any other service that is not recognized by Party A to Party A’s customers via the WAP website of Party A.

11.
The application service content Party B provides for Party A, whatever the transmission and loading mode of these application service should be, cannot be provided for any other communications operator or WAP website; otherwise, Party A is entitled to terminate Party B’s application service on the WAP master station of Party A and end the settlement with Party B.

12.
The paid service provided by Party B cannot be provided on its own WAP website or any other website; otherwise, Party A is entitled to terminate Party B’s application service on the WAP master station of Party A and end the settlement with Party B.

13.
Should Party B has provided on its WAP website or the WAP website of Party A’s branch in any province before Party B’s cooperation with Party A, such service shall be terminated in principle; however, link with the Monternet in the original service position can be conducted; otherwise, Party A is entitled to terminate Party B’s application service on the WAP master station of Party A and end the settlement with Party B.

14.
Party B must provide on its own WAP website with the link to the Monternet WAP homepage of Party A (http://wap.monternet.com) and recommend subscribers to use the application service on the Monternet WAP master station of Party A.

15.
Party B can choose to provide national service on the WAP master station of Party A or choose to provide local service on Party A’s local WAP website; but for the same service, Party B can have one option, i.e. any local service cannot be provided as national service and any national service cannot be provided as local service. Party B cannot provide repeated service for every province and nor provide national service in disguised form by means of accessing to multiple local WAP websites of Party A; otherwise, the national service of Party B shall be terminated.

16.	Any application service Party B provides on any Party A’s WAP website, without the written approval of Party A, cannot have the brands and logos of Party B but shall use the logo of the Monternet.

17.
Any service that Party B provides on any Party A’s WAP website cannot have any URL link to Party B or any third party’s service; all service must provide the link to the homepage of Monternet (http://wap.monternet.com).

18.	Party B must provide Party A with all material needed for service charging in clear and correct manner and bear all economic and legal responsibilities as incurred hereof.

19.
Party B must have the Operation Permit for Cross-region Value-added Telecom Business of the People’s Republic of China approved and issued by the Ministry of Information Industry, meet all requirements in such permit on the operation of value-added telecom business and undertake the scope of all value-added service provided to be consistent with the period and area recorded on the permit.

IV. Rights of Both Parties

i) Rights of Party A

1.	In the case where any competent authority adjusts its policies, Party A shall tell Party B and make corresponding adjustment according to the adjusted polices of such competent authority.

2.
Party A is entitled to review or entrust special authority qualified to review the information and application service content provided by Party B and check the time effect of the content provided by Party B.

3.
Party A is entitled to refuse to issue and delete any information provided by Party B that is not conforming to the national laws, regulations and policies related and that Party A deems improper and require Party B for compensation for any bad effect on the economic status and goodwill of Party A as incurred due to such information.

4.	Party A is entitled to require Party B to amend, correct and delete any content Party A deems to be amended, corrected and deleted.

5.
Party A is entitled to provide the indices for the examination of the application service provided by Party B and conduct assessment on the services provided by Party B according to such indices. Party A is entitled to require Party B to adjust and amend any application service that does not pass the examination for successive three months, and cancel the qualification for the provision of application service in the case where Party B fails to adjust the service as required or cannot meet Party A’ requirements after adjustment.

6.	Party A is entitled to determine the ranking of the application service provided by Party B on the WAP master station of Party A.

7.	Party A is entitled to direct and supervise the charging standard of Party B on its service.

8.	Party A is entitled to obtain reasonable proceeds. (For the detailed distribution, refer to VII of this Agreement).

ii) Rights of Party B

1.
Party B is entitled to choose to provide national service on the WAP master station of Party A or provide local service on the local website of Party A. In case of national service, Party B shall apply to Party A for such service; in case of local service, Party B shall apply to the local branch of Party A. However, in the case where Party B provides local service on any Party A’s local website, Party A will not provide settlement and Party B and Party A’s local branch shall enter into independent settlement agreement.

2.	Under the direction of Party A, Party B is entitled to deem whether the service provided is paid or not and the charging criteria.

3.	Party B is entitled to obtain the statistic data related to the access of subscribers to the information and application service content provided by Party B via the platform.

4.
Without the permission or authorization in writing of Party B, Party A cannot transfer, issue or resell in any manner the information products and authorizations of Party B to any third party out of this Agreement.

5.	Party B is entitled to obtain the reasonable part of the service proceeds. (For the detailed distribution, refer to VII of this Agreement).

6.	In the case where the statistic data of Party B have large difference from those of Party A, Party B is entitled to require Party A to provide detailed statistic data for purpose of check.

V. Confidentiality

1.
Both parties shall be liable to keep secret for each other. Either party cannot disclose in any manner the other party’s business secret to any third party. The business secret as mentioned herein shall refer to the data, price, quantity, technical proposal in relation to this Agreement, the detailed content of this Agreement and any other data and information in relation to the business of the other party that one party of this Agreement discloses to the other party of this Agreement (including its parent company, subsidiary, holding company and branch).

2.
All data and information under this Agreement either party discloses to the other party are business secret. Neither party can disclose any business secret as mentioned above it obtains to any third party or use it for any purpose out of this Agreement.

3.
Any person of either party (including without limitation the employee, delegate, agent, consultant etc of such party) engaging in the cooperation items under this Agreement or familiarizing with and knowing any of the above-mentioned business secret shall also be liable to keep the business secret.

4.	The liability to keep any business secret above-mentioned shall last for one year after the expiration of this Agreement.

VI. Intellectual Property Right

1.
Party A hereby authorizes Party B to use Party A’s trademark and corporate name for the purpose of this Agreement, and Party B undertakes to use Party A’s trademark and corporate name in correct and reasonable manner, not change or distort the whole image and any part of Party A’s trademark and corporate name and or use Party A’s trademark and corporate name in any manner for any purpose out of this Agreement.

2.
Party A shall, as per this Agreement, provide Party B with publicity documents and the originalities, designs, drawings, pictures, words etc contained in the publicity documents whose copyrights shall belong to Party A. Without the prior consent of Party A in writing, Party B cannot use these documents for any purpose out of this Agreement or allow any third party to use these documents.

3.
Party B undertakes that any WAP content it provides for Party A does not infringe the intellectual property right of others. Party B shall be responsible for and deal with any counterclaim or dispute in relation to WAP content or as arising or incurred due to Party A’s using WAP content and bear any responsibility as incurred hereof and compensate Party A for any loss on Party A as incurred hereof.

VII. Proceeds Distribution and Settlement

1.
Both parties are entitled to settle the proceeds earned from WAP service provided for Party A’s customers under the cooperation between Party A and Party B. The settlement shall be based on the statistic data in the charging system of Party A.

2.
This settlement as mentioned herein shall limit to the national service provided by Party B on the WAP master station of Party A, and the local service provided by Party B on the local website of Party A shall not be covered by this Agreement.

3.	In the case where any Party A’s customer uses WAP (WAP access mode) and needs to use the network resources of Party A, Party A is entitled to all communications fees as incurred hereof.

4.	The settlement can be performed at any time from the commencement of the project to the expiration of this Agreement.

5.
Party A, via the whole net charging service system, charges the service on the Monternet WAP master station on behalf of Party B; 15% of the charges collected shall be the commission for Party A to charge the service and the rest 85% shall be settled to Party B by Party A.

6.
Party A shall, before the 20th day of every month, inform Party B of the proceeds sum receivable of the last month (with the commission payable to Party A for its collection of the proceeds deducted), and Party B shall prepare and deliver formal and legal invoice to Party A as per the sum Party A receives.

7.
After receiving the invoice prepared by Party B and checking it correct, Party A shall, as per the bank account information provided by Party B, within ten workdays, transfer the receivable proceeds of the last month after settlement of Party B to the bank account of Party B via bank transfer.

8.	Either party shall bear any tax as incurred in relation to this Agreement and imposed on it.

9.
The settlement of both parties shall be completed as per the related charging system of Party A. Where disagreeing with the charging result, Party B may log into the reconciliation application platform of Party A to apply for reconciliation. Party A shall support to check the reason for disagreement but shall not adjust the settlement sum of this month.

10.	The correct bank account information provided by Party B for Party A is as follows:

Beneficiary: Shanghai Mopie Information Technology Co., Ltd

Opening bank: Shenzhen Development Bank, Shanghai Branch, Yangpu Sub-branch

A/C: XXXXXX-XXXXXXXXXXXXXX

VIII. Force Majeure

1.
In the event where either party of this Agreement is disabled to perform this Agreement due to such force majeure as war, severe fire, flood, typhoon, earthquake etc, the period to perform this Agreement shall be extended accordingly and the extended days shall be equal to the days for which the force majeure lasts.

2.
Force majeure refers to any objective case that cannot be foreseen when this Agreement is entered into by both parties and whose occurrence and consequence cannot be avoided and overcome. The party affected by the force majeure shall inform the other party in form of telegram, facsimile or telex as soon as possible after such force majeure and, with two weeks after the occurrence of the force majeure, send the evidence documents issued by related authorities in express or registered letter to the other party for review and check.

3.	In the case where the force majeure lasts for more than 120 days, both parties can rescind this Agreement.

IX. Responsibility of Breach

1.
In the case where this Agreement cannot be performed due to either party’s breach of the provisions of this Agreement, the other party is entitled to terminate this Agreement and ask the breaking party to compensate for any loss as incurred hereof.

2.
In the case where either party breaks this Agreement and brings bad social effect or economic loss to the other party, the other party is entitled to ascertain the responsibility of the breaking party, ask for corresponding economic compensation and even terminate this Agreement.

X. Dispute

1.	Both parties shall negotiate in equal manner to solve any dispute arising from the performance of this Agreement.

2.
In the case where both parties fail in the negotiation, either party may submit the dispute to Beijing Arbitration Commission for arbitration as per the arbitration rules of such arbitration commission. The arbitration shall be final and binding to both parties.

XI. Effective Period of This Agreement

1.	This Agreement shall come into effect as of January 1, 2007 and end as at December 31, 2007.

2.	Within the effective period of this Agreement, where both parties congruously agree to terminate this Agreement, it shall become void automatically.

3.	In the event this Agreement cannot be performed any more due to force majeure, this Agreement shall become void automatically after both parties finish all related settlement.

4.
In the event where something happens and makes either party unable to continue performing this Agreement and it is foreseeable, such party shall, within five workdays after it should foresee this thing, inform the other party of the situation and work with the other party to complete any issue not completed. Where such party fails to inform the other party of the situation and the other party suffers losses thereby, such party shall compensate the other party for such losses.

XII. Miscellaneous

1.	The annex Handset Netting Branch of Regulations on the Management of Monternet SP Cooperation is an integral part of this Agreement and shall have the same effect as this Agreement.

2.	Any other issue not contained herein shall be subject to the friendly deliberation of both parties.

3.	This Agreement is made in duplicate; with each party holding one counterpart and both counterparts having the same legal effect.

Party A: China Mobile Communications Corporation (seal)

Representative: Gao Nianshu (signature)

Date: April 27, 2007

Party B: Shanghai Mopie Information Technology Co., Ltd (seal)

Representative: Zhu Nenglong (signature)

Date: May 11, 2007